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                                 EXHIBIT 10(b)1
                      AGREEMENT FOR RESTRICTED STOCK AWARD
                                   under the
                 BANC ONE CORPORATION 1989 STOCK INCENTIVE PLAN

THIS AGREEMENT FOR RESTRICTED STOCK AWARD (the "Agreement") is between BANC ONE CORPORATION, an Ohio Corporation, located at 100 East Broad Street, Columbus, Ohio 43271-0261 ("BANC ONE") and who, as of MAY 3, 1993, which is the date of this Agreement, is an employee of BANC ONE or a subsidiary of BANC ONE (the "Employee"):

WHEREAS:

BANC ONE's Board of Directors adopted the BANC ONE CORPORATION 1989 Stock Incentive Plan (the "Plan") on January 19, 1989, BANC ONE's Shareholders approved the Plan on April 18, 1989, and a committee of BANC ONE's Board of Directors designated in the Plan (the "Committee") has awarded shares of BANC ONE Common Stock ("BANC ONE Common") to the Employee subject to certain restrictions, terms and conditions (the "Restricted Stock Award") and has approved execution of this Agreement which sets forth the restrictions, terms and conditions of said Restricted Stock Award:

AGREEMENT:

In consideration of the mutual obligations contained herein, it is hereby agreed by and between Employee and BANC ONE as follows:

1. RESTRICTED STOCK AWARD. BANC ONE hereby makes a Restricted Stock Award as of the date of this Agreement to Employee of () shares of BANC ONE Common in consideration of services to be rendered.

2. RESTRICTIONS ON TRANSFER. The shares of BANC ONE Common so received by Employee by virtue of the Restricted Stock Award and any additional shares attributable thereto received by Employee as a result of any stock dividend, stock split, recapitalization, merger, reorganization or similar event (collectively, the "Restricted Stock") shall be subject to the restrictions set forth herein and may not be sold, assigned, transferred, pledged or otherwise encumbered during the Period of Restriction as hereinafter defined, except as permitted in this Agreement. Subject to and in accordance with the terms and conditions of the Agreement, the Period of Restriction shall commence as of the date of this Agreement and shall terminate with respect to the shares of the Restricted Stock on a graduated basis so that the restrictions shall terminate and vesting shall occur with respect to one-third of the shares of the Restricted Stock on the fourth anniversary of the date of this Agreement, one-third of the shares of the Restricted Stock on the sixth anniversary of the date of this Agreement, and one-third of the shares of the Restricted Stock on the eighth anniversary of the date of the Agreement.

3.      FORFEITURE AND PROVISIONS.

        (a)    TERMINATION OF EMPLOYMENT.  In the event Employee's employment with BANC ONE is terminated, because of Employee's initiative, because of dismissal for cause by the BANC ONE employer, or because of any other reason or circumstances other than death or disability as described under Section 3(c), any shares of
               Restricted Stock still subject to restrictions at the date of said termination automatically shall be forfeited and returned to BANC ONE, provided, however, the Committee, in its sole discretion may, with respect to some or all of the awarded shares not vested at the time of said termination,
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              waive such forfeiture and/or reduce or otherwise modify the restrictions, with such waiver, reduction, or other modification being subject to such other conditions as the Committee deems appropriate, provided further, that the Employee or his legal representative shall in any event pay to the Employee's former BANC ONE employer the income taxes as required by Section 7 of this Agreement within ten (10) days of when the Period of Restriction applicable to shares awarded hereunder expires.

       (b) TERMINATION DEFINED. References to BANC ONE in this Section 3 include BANC ONE's subsidiaries. A transfer of Employee's employment between subsidiaries of BANC ONE or between any subsidiary and BANC ONE shall not be considered a termination of employment for purposes of this Agreement.

       (c) TERMINATION BY DEATH OR DISABILITY. In the event the employment of Employee by BANC ONE is terminated by reason of death or disability after one year from the date on which this restricted stock award was granted, all restrictions shall lapse and immediate vesting shall occur with respect to any shares of Restricted Stock still subject to restrictions at the date of such death or disability provided that at the time of such death or disability Employee was not subject to Termination fur Cause. For the purpose of this Agreement, the term "Disability" means the Employee's continuing inability because of physical and/or mental factors to perform satisfactorily his employment duties fur BANC ONE as of the date on which the Committee determines Employee to be disabled in such manner and the phrase "Termination fur Cause" means termination for any act of misconduct which materially affects BANC ONE, its customers or clients in a negative manner or termination fur any act of dishonesty or breach of trust.

4.     STOCK  CERTIFICATES.

       (a) Upon award of the Restricted Stock to Employee, one or more stock certificates which evidence such shares of Restricted Stock shall be issued by BANC ONE for the benefit of Employee. Each such stock certificate shall be deposited with and held by BANC ONE or its agent. Such certificate for shares of BANC ONE Common resulting from any stock dividend, recapitalization, merger, reorganization, or similar event shall also be deposited with and held by BANC ONE or its agent. All such stock certificates and shares evidenced thereby shall be subject to the forfeiture provisions, limitations on transferability, and all other restrictions herein contained. Stock powers in connection with the Restricted Stock shall be endorsed by Employee in blank in such number as requested by BANC ONE and shall be deposited with BANC ONE.

       (b) All Stock certificates for shares of Restricted Stock issued during the Period of Restriction shall bear the following legend:

              THE SALE OR OTHER TRANSFER OF THIS CERTIFICATE OR SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE, WHETHER VOLUNTARY, INVOLUNTARY, OR BY OPERATION OF LAW, IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OTHER TERMS AND CONDITIONS SET FORTH IN THE BANC ONE CORPORATION 1989 STOCK INCENTIVE PLAN AND AN AGREEMENT FOR
              RESTRICTED STOCK AWARD DATES               , 19   . A COPY OF
              SAID PLAN AND SAID AGREEMENT MAY BE OBTAINED FROM EXECUTIVE COMPENSATION, 100 EAST BROAD STREET, COLUMBUS, OHIO 43271-0163.
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       (c)     With regard to any shares of Restricted Stock which cease to be subject to restrictions pursuant to Section 2, BANC ONE shall, within ten (10) days of the date such shares cease to be subject to restrictions, transfer such shares free of all restrictions set forth in the Plan and this Agreement to Employee or, in the event of such Employee's death subsequent to expiration of the Period of Restriction, to Employee's legal representative, heir, or legatee, provided, however, that such right of transfer shall be subject to the payment of income taxes as required by Section 7 of this Agreement and to compliance with the other terms and conditions of this Agreement.

5. SHAREHOLDER'S RIGHTS. Subject to the terms of this Agreement, during the Period of Restriction, Employee shall have, with respect to the Restricted Stock, the right to vote and the right to receive cash dividends paid on the shares of Restricted Stock received under this Restricted Stock Award.

6. REGULATORY COMPLIANCE. The issue and sale of shares of Restricted Stock shall be subject to full compliance with all then applicable requirements of law and the requirements of any stock exchange upon which BANC ONE Common may be listed.

7. WITHHOLDING OF TAX. Distribution of shares of BANC ONE Common shall be subject to the payment of any taxes required by law to be withheld as follows;

       (a) Employee agrees that, in the event the award and receipt of the Restricted Stock or the expiration of restrictions thereon results in the Employee's realization of income which for federal, state, or local income tax purposes is, in the opinion of counsel for BANC ONE, subject to withholding of tax at the source of Employee's employer, Employee will pay to such Employee's employer an amount equal to such withholding tax (or such employer on behalf of BANC ONE may withhold such amount from Employee's salary or from dividends paid by BANC ONE on shares of the Restricted Stock). When an Employee is required to pay to BANC ONE an amount required to be withheld under applicable income tax laws in connection with such a distribution of shares of BANC ONE Common, Employee may satisfy this obligation in whole or in part by electing (the "Election") to have BANC ONE withhold from the distribution shares of BANC ONE Common having a value equal to the amount required to be withheld. The value of the shares to be withheld shall be based on the Fair Market Value of BANC ONE Common on the date that the amount of tax to be withheld shall be determined (the "Tax Date").

       (b) Each Election must be made prior to the Tax Date. The Committee may disapprove of any Election and it may suspend or terminate the right to make Elections. An Election is irrevocable.

       (c)     If Employee is an officer of BANC ONE within the meaning of
               Section 16 of the Securities Exchange Act of 1934 then in order for such Election to be effective the Election is subject to the following additional restrictions:

               (1)    No Election shall be effective for a Tax Date which
                      occurs within six months of the grant of the Award,
                      except that this limitation shall not apply in the event
                      Death or Disability of Employee occurs prior to the
                      expiration of the six month period.
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              (2)    The Election must be made either six months prior to the
                     Tax Date or must be made during a period beginning on the third business day following the date of release for publication of BANC ONE's quarterly or annual summary statements of earnings and ending on the twelfth business day following such date.

       (d) In the event Employee does not make an Election in accordance with this Section and if within ten (10) days of the expiration of the Period of Restriction, Employee or his legal representative has not paid to Employee's BANC ONE Employer the income taxes contemplated and required by this Section, BANC ONE may, in its sole discretion, sell or cause to be sold such portion of the shares awarded under and subject to this Agreement so as to satisfy the required withholding tax in connection with said shares. In no event shall Employee or his legal representative be entitled to receive or to sell or to otherwise assert any claim against any of the shares of the Restricted Stock until such time as payment for said income taxes has been made.

8. INVESTMENT REPRESENTATION. Employee represents and agrees that if Employee is awarded and receives the Restricted Stock at a time when there is not in effect under the Securities Act of 1933 a registration statement relating to the shares and there is not available for delivery a prospectus meeting the requirements of Section 10(a)(3) of said Act,
       (i) Employee will accept and receive such shares for the purpose of investment and not with a view of their resale or distribution, (ii) that upon such award and receipt, Employee will furnish to BANC ONE an investment letter in form and substance satisfactory to BANC ONE, (iii) prior to selling or offering for sale any such shares, Employee will furnish BANC ONE with an opinion of counsel satisfactory to it to the effect that such sale may lawfully be made and will furnish it with such certificates as to factual matters as it may lawfully be made and will furnish it with such certificates as to factual matters as it may reasonably request, and (iv) that certificates representing such shares may be marked with an appropriate legend describing such conditions precedent to sale or transfer.

9. FEDERAL INCOME TAX ELECTION. Employee hereby acknowledges receipt of advise that, pursuant to current Federal income tax laws, (i) Employee has 30 days in which to elect to be taxed in the current taxable year on the fair market value of the Restricted Stock in accordance with the provisions of Internal Revenue Code Section 83(b) and, (ii) if no such election is made, the taxable event will occur upon expiration of restrictions on transfer at termination of the Restricted Period and the tax will be measured by the fair market value of the Restricted Stock on the date of the taxable event.

10. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Ohio.

11. SUCCESSORS. The rights under this Agreement are personal to Employee and are not transferable except in the event of Employee's death to the Employee's legal representatives, heirs or legatees. This Agreement shall inure to the benefit of and be binding upon BANC ONE and its successors and assigns.

12. PLAN. It is understood and agreed that the Plan shall control in the event there is any conflict between the Plan and this Agreement and on such matters as are not contained in this Agreement. Employee acknowledges receipt of a copy of the Plan, the provisions of which are incorporated herein by reference and made a part of this Agreement.
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IN WITNESS WHEREOF, this Agreement for Restricted Stock Award has been executed and dated by the parties hereto as of this 3rd day of May, 1993.


BANC ONE CORPORATION



By:
    -----------------------------                   ---------------------------
       Roman J. Gerber                                (Signature of Employee)
       Plan Administrator
       100 East Broad Street
       Columbus, Ohio 43271-0261


I hereby direct that all cash dividends to which I am entitled on my shares of Restricted Stock under the foregoing Agreement as well as all notices and other written communications in connection herewith be mailed to me at the following address:


                       ---------------------------------
                           (Employee Street Address)


                       ---------------------------------
                          (Employee City, State & Zip)


                       ---------------------------------
                       (Employee Social Security Number)


                       ---------------------------------
                            (Signature of Employee)